                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549
                                   -----------


                                   FORM 8-K/A
                                (AMENDMENT NO. 2)

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE


                       SECURITIES AND EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported) August 25,1998


                           RANGE RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)




         DELAWARE                        0-9592                  34-1312571
(State or other jurisdiction     (Commission File Number)     (IRS Employer
      of incorporation                                        Identification
      or organization)                                           Number)






          500 THROCKMORTON STREET                         76102
            FORT WORTH, TEXAS                           (Zip Code)
 (Address of principal executive offices)


       Registrant's telephone number, including area code: (817) 870-2601

                              LOMAK PETROLEUM, INC.
          (Former name or former address, if changed since last report)

The purpose of this report is to make the following amendments pursuant to Item 5 Other Events and Item 7(b) Financial Statements and Exhibits:

ITEM 5.  OTHER EVENTS.

         On November 9, 1998, Range Resources Corporation announced today it expects to record a non-cash impairment charge in the third quarter of approximately $98 million. The charge reflects a reduction in the book value of Range's oil and gas properties by $98 million, partially offset by a related $34 million reduction of deferred income taxes. The pretax charge is roughly $8 million lower than that previously disclosed. The Company expects to report its third quarter results on November 12.

         A majority of the impairment is attributable to properties added in the Domain merger. Under the purchase accounting used in the merger, Range recorded Domain's oil and gas properties at a value $75 million above their historical book value. Accounting rules require that the new book values be reviewed for impairment using current oil and gas prices and costs. The impairment reduces the book value of the properties to their estimated fair value under these parameters. This charge may not be reversed in future periods, even if higher oil and gas prices increase future net revenues. Given the volatile nature of oil and gas prices, there can be no assurance as to their future levels. The remainder of the charge reduces the carrying value of the Range's unproved properties. This charge reflects the reduced estimate of the value of unproved properties in the current low commodity price environment.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


     (b)  Pro Forma Financial Information

         Pro Forma combined balance sheet at June 30, 1998
         Pro Forma combined statement of operations for the six months ended June 30, 1998 Pro Forma combined statement of operations for the twelve months ended December 31, 1997 Notes to pro forma combined financial statements

               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

         On August 25, 1998, the stockholders of Lomak Petroleum, Inc., a Delaware corporation ("Lomak"), approved the issuance of common stock, par value $.01 per share, of Lomak ("Lomak Common Stock") pursuant to the Agreement and Plan of Merger dated as of May 12, 1998, as amended (the "Merger Agreement"), among Lomak DEC Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Lomak ("Merger Sub"), and Domain Energy Corporation, a Delaware corporation ("Domain"). Pursuant to the Merger Agreement, Merger Sub was merged with and into Domain (the "Merger"), with Domain surviving and changing its name to "Range Energy Corporation." As a result of the Merger, Domain became a wholly-owned subsidiary of Lomak. The Lomak stockholders also approved a proposal to change the company name (the "Name Change") to Range Resources Corporation ("Range"). The transaction was accounted for under the purchase method of accounting.

         The accompanying unaudited pro forma condensed financial statements give effect to the Merger and the Name Change. The unaudited pro forma combined statements of operations for the year ended December 31, 1997 and the six months ended June 30, 1998 were prepared as if the Merger had occurred on January 1, 1997. The accompanying unaudited pro forma combined balance sheet of Range as of June 30, 1998 has been prepared as if the Merger had occurred as of that date.

         This information is not necessarily indicative of future consolidated results of operations and it should be read in conjunction with the separate historical statements and related notes of the respective entities appearing elsewhere in this filing or incorporated by reference herein.

                  RANGE RESOURCES CORPORATION AND SUBSIDIARIES
                        PRO FORMA COMBINED BALANCE SHEET
                                  JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)





                                                                                                 Merger            Post-Merger
                                                                       Historical              Pro Forma            Pro Forma
                                                               ---------------------------
                                                                 Lomak           Domain        Adjustments            Range
                                                              -------------   -------------   ---------------    -----------------
Assets
Current assets
   Cash and equivalents...................................        $13,526         $ 4,702                           $    18,228
   Accounts receivable....................................         25,923           9,107           (1,747)   (a)        33,283
   IPF Program notes receivable, current portion..........              -           5,815                                 5,815
   Marketable securities..................................          4,051               -                                 4,051
   Inventory and other....................................          1,919           3,161             (445)   (a)         4,635
                                                               ----------      ----------                           -----------
         Total current assets.............................         45,419          22,785                                66,012
                                                               ----------      ----------                           -----------

IPF Program notes receivable, net.........................              -          60,582           (1,586)   (a)        58,996

Oil and gas properties....................................        874,752         188,244           30,121    (a)     1,093,117
   Accumulated depletion and amortization.................       (180,315)        (26,857)         (29,005) (a,b)      (236,177)
                                                               ----------      ----------                           -----------
                                                                  694,437         161,387                               856,940
                                                               ----------      ----------                           -----------
Gas transportation and field services assets..............         86,626               -                                86,626
   Accumulated depreciation...............................        (12,392)              -                               (12,392)
                                                               ----------      ----------                           -----------
                                                                   74,234               -                                74,234

Other assets..............................................          8,894           3,938           (2,740)   (a)        10,092
                                                               ----------      ----------                           -----------
                                                               $  822,984      $  248,692                            $1,066,274
                                                               ==========      ==========                           ===========
Liabilities and Stockholders' Equity
Current liabilities
  Accounts payable........................................     $   24,253     $    14,390               15    (a)     $  38,658
  Accrued liabilities.....................................         24,068             770            4,305    (a)        29,143
  Current portion of debt.................................             26               -                                    26
                                                               ----------      ----------                           -----------
         Total current liabilities........................         48,347          15,160                                67,827
                                                               ----------      ----------                           -----------

Senior debt...............................................        252,200          94,361           45,143    (a)       391,704
Senior subordinated notes.................................        125,000               -                               125,000
Convertible subordinated debentures.......................         55,000               -                                55,000
                                                               ----------      ----------                           -----------
                                                                  432,200          94,361                               571,704
                                                               ----------      ----------                           -----------

Deferred income taxes.....................................         26,690           2,312            6,998  (a,b)        36,000
Company-obligated preferred securities of
  subsidiary trust .......................................        120,000               -                               120,000

Stockholders' equity
  $2.03 convertible preferred stock, $1 par value.........          1,150               -                                 1,150
  Common stock, $.01 par value............................            212             151              (15)   (a)           348
  Capital in excess of par value..........................        219,033         129,178          (18,252)   (a)       329,959
  Treasury stock..........................................              -             (10)              10    (a)             -
  Retained earnings (deficit).............................        (23,069)          7,540          (43,606) (a,b)       (59,135)
  Unrealized gain (loss) on marketable securities.........         (1,579)              -                                (1,579)
                                                               ----------      ----------                           -----------
         Total stockholders' equity.......................        195,747         136,859                               270,743
                                                               ----------      ----------                           -----------
                                                               $  822,984      $  248,692                            $1,066,274
                                                               ==========      ==========                           ===========

              See notes to pro forma combined financial statements

                  RANGE RESOURCES CORPORATION AND SUBSIDIARIES
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1998
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)





                                                HISTORICAL                MERGER        POST-MERGER
                                       -----------------------------     PRO FORMA        PRO FORMA
                                          LOMAK           DOMAIN       ADJUSTMENTS       ADJUSTMENTS
                                       -----------      -----------    ------------      ------------
Revenues
  Oil and gas sales.................    $   63,280      $   27,707                           $90,987
  Transportation, marketing and
      processing....................         5,452               -                             5,452
  IPF income, net...................             -           4,375                             4,375
  Interest and other................         1,639             688          (2,898)  (d)        (571)
                                         ---------      ----------          ------          --------
                                            70,371          32,770                           100,243

Expenses
  Direct operating..................        16,043           8,729                            24,772
  Transportation, marketing and
      processing....................         2,088               -                             2,088
  Exploration.......................         2,431               -           5,346   (d)       7,777
  General and administrative........         3,936           3,184                             7,120
  Stock compensation................             -             369            (369)  (d)           -
  Interest..........................        18,108           1,639           2,501 (c,d)      22,248
  Depletion, depreciation and
    amortization....................        24,764          11,824             609 (d,e)      37,197
  Minority interest.................             -               -             (35)  (d)         (35)
                                         ---------      ----------          ------          --------
                                            67,370          25,745                           101,167
                                         ---------      ----------                          --------

Income (loss) before income  taxes..         3,001           7,025                              (924)
Income taxes
  Current...........................           135              70                               205
  Deferred..........................         1,051           2,578          (3,952)(d,f)        (323)
                                         ---------      ----------          ------          --------
Income (loss) from continuing
   operations.......................      $  1,815     $     4,377                         $    (806)
                                         =========      ==========                         =========
Income (loss) from continuing
   operations applicable to common
   shares...........................     $     648     $     4,377                        $   (1,973)
                                         ===========   ===========                        ==========

Net income (loss) per common share:
  Basic.............................     $    0.03     $      0.29                      $    (0.06)
                                         ===========   ===========                      ===========
  Diluted...........................     $    0.03     $      0.28                      $    (0.06)
                                         ===========   ===========                      ===========

Weighted average shares outstanding         21,136          15,108          (1,478)          34,766
                                         ===========   ===========                      ===========

Weighted average shares outstanding
  diluted...........................        21,579          15,817          (1,203)          36,193
                                         ===========   ===========                      ===========



              See notes to pro forma combined financial statements

                  RANGE RESOURCES CORPORATION AND SUBSIDIARIES
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      TWELVE MONTHS ENDED DECEMBER 31, 1997
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



                                                HISTORICAL                MERGER         POST-MERGER
                                       -----------------------------    PRO FORMA         PRO FORMA
                                          LOMAK           DOMAIN       ADJUSTMENTS       ADJUSTMENTS
                                       -------------    ------------   -----------       -------------

Revenues
  Oil and gas sales.................   $   130,017      $   47,251                          $177,268
  Transportation, marketing and
      processing....................         11,727               -                            11,727
  IPF income, net...................             -           4,779                             4,779
  Interest and other................         7,594             238             882   (i)       8,714
                                       -----------       ---------                       -----------
                                           149,338          52,268                           202,488
                                       -----------       ---------                       -----------
Expenses
  Direct operating..................        31,481          16,341                            47,822
  Transportation, marketing and
      processing....................         3,921               -                             3,921
  Exploration.......................         2,527               -          12,100   (i)      14,627
  General and administrative........         5,290           4,237                             9,527
  Stock compensation................             -           4,587          (4,587)  (i)           -
  Interest..........................        27,175           3,774           3,156 (h,i)      34,105
  Depletion, depreciation and
    amortization....................        55,407          16,072           3,739 (i,j)      75,218
  Provision for impairment..........        58,700               -                            58,700
  Minority interest.................             -               -             (42)  (i)         (42)
                                       -----------       ---------                       -----------
                                           184,501          45,011                           243,878
                                       -----------       ---------                       -----------

Income (loss) before income  taxes..       (35,163)          7,257                           (41,390)
Income taxes
  Current...........................           684             735            (792)  (l)         627
  Deferred..........................       (12,515)          3,359          (5,331)(i,k)     (14,487)
                                       -----------       ---------                       -----------
Income (loss) from continuing
   operations                           $  (23,332)    $     3,163                       $   (27,530)
                                       ===========       =========                       ===========

Income (loss) from continuing
   operations applicable to common
   shares...........................    $  (25,666)    $     3,163                       $   (29,864)
                                       ===========       =========                       ===========
Net income (loss) per common share:
  Basic.............................    $    (1.31)    $       0.27                       $    (.90)
                                       ===========       =========                       ===========
  Diluted...........................    $    (1.31)    $       0.26                       $    (.90)
                                       ===========       =========                       ===========
Weighted average shares outstanding         19,641          11,578           2,052            33,271
                                       ===========       =========                       ===========

Weighted average shares outstanding
  diluted...........................        19,641          12,126           2,487            34,254
                                       ===========       =========                       ===========


              See notes to pro forma combined financial statements

                  RANGE RESOURCES CORPORATION AND SUBSIDIARIES
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE (1) BASIS OF PRESENTATION

              On August 25, 1998, the stockholders of Lomak voted to approve the merger agreement with Domain (the "Merger Agreement"). Pursuant to the Merger Agreement each share of common stock, par value $.01 per share, of Domain outstanding at the effective time of the Merger was converted into
     1.2083 shares of Lomak common stock (the "Exchange Ratio"). The Lomak stockholders also approved a proposal to change the company name to Range Resources Corporation ("Range"). The accompanying pro forma condensed financial statements give effect to the Merger which was accounted for using the purchase method of accounting

NOTE (2) MERGER PRO FORMA ADJUSTMENTS - AS OF JUNE 30, 1998

         The accompanying unaudited pro forma combined balance sheet as of June 30, 1998 has been prepared as if the Merger had occurred on June 30, 1998 and reflects the following adjustments:

(a) To adjust assets and liabilities under the purchase method of accounting based on the purchase price. Such purchase price has been allocated to the consolidated assets and liabilities of Domain based on preliminary estimates of fair values, with the remainder allocated between proved and unproved properties based on their relative fair values. The purchase price allocated to proved properties was further allocated based on the relative fair values of individual producing fields. This allocation was then reviewed for indications of impairment by comparing the allocated cost to the estimated undiscounted future net cash flows on a field-by-field basis. Those oil and gas properties having a carrying value in excess of the estimated undiscounted future net cash flows were deemed impaired pursuant to SFAS 121. The purchase price allocated to unproved oil and gas properties was adjusted to the lower of cost (allocated purchase price) or market. The combined impairment resulted in a pretax charge of $55.9 million ($36.3 million after tax). No goodwill will be recorded in connection with the Merger. The information presented herein may differ from the actual purchase price allocation. The purchase price is determined as follows (in thousands):


Cash consideration for FRLP shares of Domain Common Stock (3,250,000 shares).....................    $     43,875
Estimated fair value (at $7.7208 per share) of 13,630,251 shares of Range Common Stock issued at the exchange rate of 1.2083 shares of Range Common Stock for each share of Domain
     Common Stock................................................................................         105,236
Estimated fair value of options to purchase 983,296 shares of Range Common Stock.................           7,592
Estimated proceeds from options to purchase 983,296 shares of Range Common Stock.................          (1,766)
Cash consideration for market purchases of Domain Common Stock (577,200 shares)..................           6,625
                                                                                                     -------------
                                                                                                     $    161,562
                                                                                                     =============




The preliminary allocation of the purchase price included in the pro forma balance sheet is summarized as follows (in thousands):

Working capital assumed..........................................................................    $      8,782
IPF Program notes receivable, noncurrent.........................................................          66,966
Oil and gas properties:
     Proved......................................................................................         213,740
     Unproved....................................................................................           7,500
     Other.......................................................................................           2,046
Other assets.....................................................................................             600
Accrued liabilities..............................................................................          (4,305)
Bank debt........................................................................................        (104,661)
Deferred income taxes............................................................................         (29,106)
                                                                                                     -------------
                                                                                                     $    161,562
                                                                                                     =============

(b) To record the estimated impairment charge resulting from the allocation of the purchase price to proved and unproved oil and gas properties as described in Note (2) (a) above.

NOTE (3) MERGER PRO FORMA ADJUSTMENTS - FOR THE SIX MONTHS ENDED JUNE 30, 1998

         The accompanying unaudited pro forma combined statement of operations for the six months ended June 30, 1998 has been prepared as if the Merger had occurred on January 1, 1997 and reflects the following adjustments:

(c) To adjust interest expense for the Merger and the borrowings of Domain under the existing Lomak credit facility. A 1/8% per annum increase in the interest rate would decrease Range's income before taxes by $27,000.

(d) To record the adjustment for the change in accounting methods for the Domain operations from full cost method of accounting to successful efforts method of accounting.

(e) To record the estimated adjustment to depletion, depreciation and amortization expense attributable to the allocation of the purchase price using the successful efforts method of accounting. Such adjustment assumes the recognition at closing of an estimated impairment charge totaling $55.9 million ($36.3 million after tax) (see
         Note 2(a) above). The one time non-recurring charge is not reflected in the unaudited pro forma statement of operations as presented herein.

(f) To adjust the provision for income taxes for the change in taxable income resulting from the Merger.

(g) Although not reflected on the Pro Forma Combined Statement of Operations, the Company believes that the Merger will result in synergies in the general and administrative area which will cause cost reductions amounting to approximately $480,000.

NOTE (4) MERGER PRO FORMA ADJUSTMENTS - FOR THE YEAR ENDED DECEMBER 31, 1997

         The accompanying unaudited pro forma combined statement of operations for the year ended December 31, 1997 has been prepared as if the Merger had occurred on January 1, 1997 and reflects the following adjustments:

(h) To adjust interest expense for the Merger and the borrowings of Domain under the existing Lomak credit facility. A 1/8% per annum increase in the interest rate would decrease Range's income before taxes by $140,000.

(i) To record the adjustment for the change in accounting methods for the Domain operations from full cost method of accounting to successful efforts method of accounting.

(j) To record the estimated adjustment to depletion, depreciation and amortization expense attributable to the allocation of the purchase price using the successful efforts method of accounting. Such adjustment assumes the recognition at closing of an estimated impairment charge totaling $55.9 million ($36.3 million after tax) (see
         Note 2(a) above). The one time non-recurring charge is not reflected in the unaudited pro forma statement of operations as presented herein.

(k) To adjust the provision for income taxes for the change in taxable income resulting from the Merger and the effect on deferred taxes recorded at January 1, 1997 had the transaction taken place at that time.

(l) Although not reflected on the Pro Forma Combined Statement of Operations, the Company believes that the Merger will result in synergies in the general and administrative area which will cause cost reductions amounting to approximately $960,000.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              RANGE RESOURCES CORPORATION





                                              By  /s/ Thomas W. Stoelk
                                                      ---------------------
                                                      Thomas W. Stoelk
                                                      Senior Vice President
                                                      Finance & Administration





September 16, 1999